DeAnne Gabel Director - Investor Relations
Investor Update	Issue Date: March 8, 2006

Current News
Continental has recently received two prestigious awards directly attributable to its premium product, outstanding employees, and outstanding operational integrity. In early March, the Company was again ranked the top global airline on FORTUNE magazine's annual airline industry list of Most Admired Global Companies. Continental ranked number one in eight of the nine categories measured. This is the third year that Continental has topped that list.  Additionally, the Company was rated the most admired U.S. airline on FORTUNE magazine's America's Most Admired Companies airline industry list. The America's Most Admired Companies airline industry list surveys eight areas. Continental was number one in quality of management, quality of products and services, innovation, and social responsibility.  These awards are a direct reflection of Continental's employees, who are truly the reason for the Company's success, despite the challenges facing the industry.

As previously announced, Continental expects to record a significant loss for the first quarter of 2006.

Advanced Bookings - Six Week Outlook
Mainline advanced bookings continue to be a bit softer than last year but the Company is comfortable that the gap will close and the mainline load factor for the first quarter will be about flat year-over-year ("yoy"). Continental is seeing many customers book closer to the date of travel, as the many advantages of booking early have been eroded by changes in competitors' fare rules and pricing actions.

Continental expects mainline Domestic first quarter load factor will be up 1.5-2.5 points yoy on 5.5% more capacity yoy, with strong yoy yield improvements.

For the first quarter, the mainline Transatlantic load factor is expected to be down about 3 points yoy on a capacity increase of about 22.5% yoy, with strong yoy yield improvements expected.

Mainline Latin load factor for the first quarter is expected to be about flat yoy on a capacity increase of 9.5%, with solid yoy yield improvements expected.

Mainline Pacific first quarter load factor is expected to be down about 1.5-2.5 points yoy on a capacity increase of about 16% yoy, with yields expected to be down slightly yoy.

Regional first quarter load factor is expected to be up 3-4 points on a capacity increase of 12.4% yoy, with strong yoy yield improvements expected.

Cargo, Mail and Other Revenue
Continental estimates cargo, mail and other revenue will be approximately $255 million for the first quarter 2006.

Debt and Capital Leases
Debt and capital lease principal payments for the first quarter 2006 are estimated to be approximately $81 million.

Fuel Hedges
Continental has recently entered into petroleum swap contracts to hedge a minimal portion of our projected 2006 fuel requirements.

Tax Sharing Agreement with ExpressJet Holdings, Inc.
Continental expects to record income of approximately $26 million for the full year 2006 (approximately $6.5 million per quarter) related to the tax sharing agreement with ExpressJet. For more information regarding this tax sharing agreement, please see our 2005 Form 10-K.

Targeted Cash Balance
Continental anticipates ending the first quarter 2006 with an unrestricted cash and short-term investments balance of between $1.9 and $2.0 billion.

Operating Statistics

2006 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	1st Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline Regional Consolidated	5.5% 9.5% 22.5% 16.0% 10.3% 12.4% 10.5%	4.7% 11.5% 15.0% 7.0% 8.1% 11.4% 8.5%

2006 Estimate
Load Factor	1st Qtr.(E)	Full Year(E)
Continental Regional	77 - 78% 74 - 75%	80 - 81% 76 - 77%

2006 Estimate (cents)
Mainline Operating Statistics	1st Qtr.(E)	Full Year(E)
CASM Aircraft Fuel & Related Taxes per ASM CASM Less Aircraft Fuel & Related Taxes (a)	10.34 - 10.39 2.86 7.48 - 7.53	10.38 - 10.43 3.04 7.34 - 7.39

2006 Estimate (cents)
Consolidated Operating Statistics*	1st Qtr.(E)	Full Year(E)
CASM Aircraft Fuel & Related Taxes per ASM CASM Less Aircraft Fuel & Related Taxes (a)	11.22 - 11.27 3.07 8.15 - 8.20	11.23 - 11.28 3.28 7.95 - 8.00

*Consolidated is defined as mainline plus regional.

2006 Estimate
Fuel Gallons Consumed	1st Qtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	346 Million 75 Million $1.90	1,452 Million 329 Million $2.03

2006 Estimated Amounts ($Millions)
Selected Expense Amounts	1st Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$245 $185 $95 $73	$996 $754 $387 $271

Continental Airlines, Inc. Tax Computation
Due to accumulated losses, Continental has stopped recording income tax benefit on current and future book losses.

Cash Capital Expenditures	2006 Estimate ($Millions)
Fleet Related* Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$155 100 45 $300 25 $325

*The $72 million increase from the Investor Update release January 17, 2006, in Fleet Related Cash Capital Expenditures is primarily related to acceleration of winglet instillations.

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:

First Quarter 2006 (Millions)

Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $93 Between $50 - $93 Between $17 - $49 Under $17 Net Loss	86.6 86.6 86.6 86.6 86.6	111.3 107.1 102.1 90.0 86.6	$8.5 $4.8 $2.3 -- --

Full Year 2006 (Millions)

Year-to-Date	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $249 Between $132 - $249 Between $64 - $131 Under $64 Net Loss	87.9 87.9 87.9 87.9 87.9	110.2 106.1 101.1 92.3 87.9	$23.0 $12.8 $6.1 -- --

These share counts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

This update contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of its significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

[tables attached]

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)
Mainline	1st Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,377	$ 2,389	$ 10,059	$ 10,108
Special Items	-	-	-	-
Operating Expenses Excluding Special Items - Non-GAAP	$ 2,377	$ 2,389	$ 10,059	$ 10,108
Aircraft Fuel & Related Taxes	(657)	(657)	(2,948)	(2,948)
Operating Expenses Excluding Special Items and Aircraft Fuel & Related Taxes - Non-GAAP (a)	$ 1,720	$ 1,732	$ 7,111	$ 7,160

ASMs (millions)	22,992	22,992	96,910	96,910

Mainline CASM (cents)
CASM-GAAP	10.34	10.39	10.38	10.43
Special Items	-	-	-	-
CASM Excluding Special Items - Non-GAAP	10.34	10.39	10.38	10.43
Aircraft Fuel & Related Taxes per ASM	2.86	2.86	3.04	3.04
CASM Excluding Special Items and Aircraft Fuel & Related Taxes - Non-GAAP (a)	7.48	7.53	7.34	7.39

Consolidated (Mainline plus Regional)	1st Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,925	$ 2,938	$ 12,381	$ 12,436
Special Items	-	-	-	-
Operating Expenses Excluding Special Items - Non-GAAP	$ 2,925	$ 2,938	$ 12,381	$ 12,436
Aircraft Fuel & Related Taxes	(800)	(800)	(3,615)	(3,615)
Operating Expenses Excluding Special Items and Aircraft Fuel & Related Taxes - Non-GAAP (a)	$ 2,125	$ 2,138	$ 8,766	$ 8,821

ASMs (millions)	26,072	26,072	110,250	110,250

Consolidated CASM (cents)
CASM-GAAP	11.22	11.27	11.23	11.28
Special Items	-	-	-	-
CASM Excluding Special Items - Non-GAAP	11.22	11.27	11.23	11.28
Aircraft Fuel & Related Taxes per ASM	3.07	3.07	3.28	3.28
CASM Excluding Special Items and Aircraft Fuel & Related Taxes - Non-GAAP (a)	8.15	8.20	7.95	8.00

(a) Cost per available seat mile excluding fuel, related taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent special items and fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.